Exhibit 99.1

McEwen Receives $49.4 Million Dividend from San José Mine
Strong Cash Generation Supports Growth Without Meaningful Share Dilution

TORONTO, May 21, 2026 - McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) today announced that it has received a $49.4 million dividend from the San José Mine in Argentina. This brings total dividends received from San José in 2026 to $58.2 million, already exceeding our original full-year expectation of $40–$50 million.

For shareholders, this matters for a simple reason: internally generated cash is the best source of capital. It allows a company to grow while eliminating/minimizing share dilution, which is a key ingredient towards a higher share price. At current gold and silver prices, and assuming operations perform as expected, we believe McEwen can fund much of its planned production growth through cash generated by its own assets, as we look to double production to 250,000 – 300,000 GEOs by 2030.

McEwen’s attributable production from its 49% interest in San José is expected to be 59,000 – 64,000 GEOs in 2026, with AISC projected between $2,300 - $2,500 per GEO (based on a 77:1 silver/gold ratio).

Building our Financial Position

The $49.4 million dividend received further strengthens an already improving balance sheet.

At March 31, 2026, McEwen held:

•	$56.5 million in cash and cash equivalents;

•	$13.5 million in marketable securities;

•	$15.7 million face value of McEwen Copper loan;

•	$457 million and $20.4 million market value of investments in McEwen Copper and Paragon Advanced Labs, respectively.

Our debt consists of $110 million long-term convertible notes maturing in 2030 and $20 million under our loan term facility.

McEwen’s Near-Term Deliverables

Our objective is straightforward: increase production meaningfully over the next several years while improving the quality and durability of our operations. McEwen is setting the stage to double production by 2030, with several key deliverables expected in the coming months.

Stock Mine (Fox Complex, Timmins, Ontario)

Initial production at the Stock Mine is expected during the second half of 2026, with commercial production anticipated in 2027.

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Stock should become a lower-cost source of production for the Fox Complex due to:

•	Lower royalty obligations

•	Shorter haul distances to the mill

•	Softer material that is expected to reduce processing costs.

Current estimates indicate approximately six years of mine life, with additional exploration likely to extend that horizon over time.

Grey Fox (Fox Complex, Timmins, Ontario)

The Grey Fox Pre-Feasibility Study is nearing completion and will be released in the coming months. Grey Fox is important because it has the potential to significantly extend the productive life of the Fox Complex while utilizing infrastructure we already own.

Using existing infrastructure to increase production generally produces better returns on capital than building entirely new operations. By 2030, we are targeting 75,000 – 90,000 GEOs annually from the Fox Complex.

El Gallo (Sinaloa, Mexico)

Engineering work at El Gallo is progressing well, and mill construction is expected to begin in early Q3. Phase 1 production remains targeted for mid-2027 and is expected to produce approximately 20,000 GEOs annually for 10 years. What makes El Gallo particularly attractive is that existing infrastructure and land position may allow additional production growth with comparatively modest capital requirements. Future phases could materially extend mine life and increase annual production to approximately 40,000 – 50,000 GEOs.

ABOUT MCEWEN

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project with exciting optionality, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world: the Cortez Trend in Nevada, USA, the Timmins district of Ontario and Flin Flon in Manitoba, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its gold and silver El Gallo Mine in Mexico.

The Company has a 46.3% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$457 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested US$290 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value, and ultimately implement a dividend policy, as he did while building Goldcorp Inc.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, are as at the date of this news release and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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